UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: October 17, 2007
(Date of earliest event reported)
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 East Tasman Drive, San Jose, CA	95134

(Address of principal executive offices)	(Zip Code)
(408) 774-2000

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On October 17, 2007, Interwoven, Inc. (“Interwoven”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Optimost LLC, a New York limited liability company (“Optimost”) and Broadway Merger LLC, a New York limited liability company and wholly owned subsidiary of Interwoven, pursuant to which, Optimost will become a wholly owned subsidiary of Interwoven upon the consummation of the acquisition (the “Merger”). The Merger is subject to customary closing conditions set forth in the Merger Agreement.
Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, Interwoven will pay approximately $52,000,000 in cash for all of the issued and outstanding membership units of Optimost and vested options to purchase Optimost membership units, and Interwoven will assume all of the outstanding unvested options to purchase Optimost membership units issued as of closing and held by continuing employees.
Optimost’s chief executive officer, who in the aggregate beneficially owns approximately 52% of the issued and outstanding Optimost membership units as of October 17, 2007, as represented by Optimost in the Merger Agreement, has executed a proxy and unitholder agreement to vote his membership units in favor of approval of the Merger and approval and adoption of the Merger Agreement and against any proposal made in opposition to the Merger.
The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been included to provide investors and security holders with information about its terms and is not intended to provide any other factual information about Interwoven or Optimost. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated October 17, 2007, by and among Interwoven, Inc. Broadway Merger LLC and Optimost LLC.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Interwoven hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: October 22, 2007	By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1*	Agreement and Plan of Merger, dated October 17, 2007, by and among Interwoven, Inc., Broadway Merger LLC and Optimost LLC.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Interwoven hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.